EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.

Ron Santilli

Chief Financial Officer

415-657-5500

Investor Relations

John Mills

Integrated Corporate Relations, Inc.

310-954-1100

john.mills@icrinc.com

Cutera Reports Third Quarter 2007 Results

BRISBANE, Calif., November 5, 2007 — Cutera, Inc. (NASDAQ: CUTR), a leading provider of laser and other light-based aesthetic systems for practitioners worldwide, today reported financial results for the third quarter and nine months ended September 30, 2007. Key third quarter highlights are as follows:

•	Revenue increased 12% to $28.1 million, when compared to the third quarter of 2006.

•	International revenue grew 35% when compared to the third quarter of 2006.

•	Upgrade revenue increased to a record $5.0 million.

•	Diluted earnings per share was $0.22. Non-GAAP(1) diluted earnings per share, which excludes stock-based compensation expenses, was $0.30.

•	Cash generated by operations was $5.1 million.

•	North American sales force reached 64 territories.

•	The new Pearl application was commercially launched worldwide.

“We are pleased to have achieved revenue growth in all the major geographic markets,” said Kevin Connors, President and Chief Executive Officer. “We are ahead of schedule in our North American sales force expansion, having increased to 64 sales territories by the end of the third quarter. During the first nine months of 2007, we added 33 direct sales people in North America, which represents the most extensive expansion in our history. We are pleased with the level of talent in our new hires and will maintain management’s focus on developing that team.”

He continued, “Our new Pearl application continues to be favorably received by our existing customers worldwide, which drove our upgrade revenue to a record level in the third quarter. Although the adoption rate for Pearl by new customers has been slower than we expected, we anticipate that will improve as we continue developing our clinical support and educating the market about the significant benefits of Pearl over competing solutions.”

Mr. Connors added, “Our international business continues to grow at solid growth rates supporting the investments we continue to make in these markets. During the third quarter, we experienced growth in our international markets, with particular strength in Canada, Australia and many European countries.”

He concluded, “We are continuing to generate cash from operations demonstrating strong leverage in our business model. We ended the quarter with approximately $100 million in cash and marketable securities, with no debt. During the third quarter, we successfully concluded our stock repurchase plan we had announced in the second quarter of 2007. Under this plan, we acquired 1.1 million shares of our common stock for $25.0 million.”

Guidance:

A number of factors, including recent signs of a slowing market growth rate, have made it more difficult to accurately predict our future financial performance. As such, we have elected to discontinue giving financial guidance at this time.

Non-GAAP Presentation:

(1)	Effective January 1, 2006, Cutera adopted the Statement of Financial Accounting Standards (SFAS) No. 123(R), which required the Company to recognize compensation expense relating to share-based payment transactions in the Statement of Operations. To supplement the condensed consolidated financial information, management has provided Non-GAAP net income and Non-GAAP diluted net income per share measures that exclude the after-tax impact of all stock-based compensation expenses. The Company believes that this Non-GAAP financial measure provides investors with insight into what is used by management to conduct a more meaningful and consistent comparison of the company’s ongoing operating results and trends, compared with historical results. This presentation is also consistent with management’s internal use of the measure, which it uses to gauge the performance of ongoing operating results, against prior periods and against its internally developed targets. A table reconciling the GAAP financial measures to the Non-GAAP measures is included in the condensed consolidated financial information attached to this release.

Conference Call:

The conference call to discuss these results is scheduled to begin at 2:00 p.m. PST (5:00 p.m. EST) on November 5, 2007. The call will be broadcast live over the Internet hosted at the Investor Relations section of the Company’s website at www.cutera.com and will be archived online within one hour of its completion. In addition, you may call 888-791-4322 to listen to the live broadcast. Participating in the call will be Kevin Connors, President and Chief Executive Officer, and Ron Santilli, Chief Financial Officer.

A telephonic playback will be available from 5:00 p.m. PST (8:00 p.m. EST) on November 5, 2007, through 8:59 p.m. PST (11:59 p.m. EST) on November 19, 2007 by calling 888-203-1112. To access this playback, please enter pass code 7230284.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other light-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera’s ability to grow its business, expectations regarding new products and applications and plans to expand its sales and distribution network are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera’s actual results to differ materially from the statements contained herein. Potential risks and uncertainties that could affect Cutera’s business and cause its financial results to differ materially from those contained in the forward-looking statements include its ability to improve sales productivity and increase sales performance worldwide; its ability to successfully develop and acquire new products and applications and market them to both its installed based and new customers; unforeseen events and circumstances relating to its operations; government regulatory actions; general economic conditions and growth rates of our industry; and those other factors described in the section entitled, “Risk Factors,” in its most recent Form 10-Q as filed with the Securities and Exchange Commission on November 5, 2007. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. Cutera’s third quarter ended September 30, 2007 financial performance, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2007	December 31, 2006

Assets
Current assets:
Cash and cash equivalents	$11,376	$11,800
Marketable investments	88,160	96,285
Accounts receivable, net	11,512	9,601
Inventories	6,524	5,220
Deferred tax asset	5,736	5,792
Other current assets	3,063	2,702

Total current assets	126,371	131,400

Property and equipment, net	1,417	1,029
Intangibles, net	1,278	1,446
Deferred tax asset, net of current portion	227	—

Total assets	$129,293	$133,875

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,739	$2,212
Accrued liabilities	14,113	13,675
Deferred revenue	4,861	3,514

Total current liabilities	20,713	19,401

Deferred rent	1,586	1,424
Deferred revenue, net of current portion	4,429	3,258
Income tax liability	704	60

Total liabilities	27,432	24,143

Stockholders’ equity:
Common stock	13	13
Additional paid-in capital	71,135	86,242
Deferred stock-based compensation	—	(331)
Retained earnings	30,655	23,866
Accumulated other comprehensive gain/(loss)	58	(58)

Total stockholders’ equity	101,861	109,732

Total liabilities and stockholders’ equity	$129,293	$133,875

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net revenue	$28,143	$25,059	$75,273	$70,211
Cost of revenue	9,607	7,931	25,298	21,510

Gross profit	18,536	17,128	49,975	48,701

Operating expenses:
Sales and marketing	10,586	8,174	28,839	25,025
Research and development	1,764	1,679	5,435	4,538
General and administrative	3,078	2,992	8,996	11,615
Litigation settlement	—	544	—	18,935

Total operating expenses	15,428	13,389	43,270	60,113

Income (loss) from operations	3,108	3,739	6,705	(11,412)
Interest and other income, net	1,096	829	3,206	2,615

Income (loss) before income taxes	4,204	4,568	9,911	(8,797)
Provision (benefit) for income taxes	1,112	1,618	3,031	(3,805)

Net income (loss)	$3,092	$2,950	$6,880	$(4,992)

Net income (loss) per share:
Basic	$0.24	$0.23	$0.52	$(0.40)

Diluted	$0.22	$0.21	$0.48	$(0.40)

Weighted-average number of shares used in per share calculations:
Basic	13,026	12,675	13,283	12,460

Diluted	13,970	14,238	14,422	12,460

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Cash flows from operating activities:

Net income (loss)	$3,091	$2,950	$6,880	$(4,992)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	227	223	681	636
Allowance for doubtful accounts	5	(59)	(26)	(63)
Provision for excess and obsolete inventories	44	58	228	90
Change in deferred tax asset	83	900	267	(3,684)
Stock based compensation	1,517	1,234	4,305	3,231
Tax benefit from employee stock options	911	—	2,408	—
Excess tax benefit related to stock-based compensation expense	(1,030)	—	(1,863)	—
Gain on disposal of assets	(6)	—	(6)	—
Changes in assets and liabilities:	—	—
Accounts receivable	(2,263)	(3,414)	(1,885)	(2,583)
Inventories	149	833	(1,532)	(403)
Other current assets	(248)	1,663	(361)	(270)
Accounts payable	(188)	80	(473)	44
Accrued liabilities	1,700	2,135	893	3,414
Deferred rent	55	82	162	246
Deferred revenue	1,334	988	2,518	2,226
Income tax liability	(284)	—	(340)	—

Net cash provided by (used in) operating activities	5,097	7,673	11,856	(2,108)

Cash flows from investing activities:
Acquisition of property and equipment	(123)	(190)	(881)	(441)
Acquisition of intangibles	—	(48)	(20)	(1,218)
Proceeds from sale of property and equipment	6	—	6	—
Proceeds from sales of marketable investments	29,974	843	48,643	12,303
Proceeds from maturities of marketable investments	9,305	29,288	26,558	76,693
Purchase of marketable investments, net	(22,278)	(37,597)	(66,960)	(89,807)

Net cash provided by (used in) investing activities	16,884	(7,704)	7,346	(2,470)

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	438	1,166	3,511	2,376
Repurchase of common stock	(22,484)	—	(25,000)	—
Excess tax benefit related to stock-based compensation expense	1,030	—	1,863	—

Net cash (used in) provided by financing activities	(21,016)	1,166	(19,626)	2,376

Net increase (decrease) in cash and cash equivalents	965	1,135	(424)	(2,202)
Cash and cash equivalents at beginning of period	10,411	1,923	11,800	5,260

Cash and cash equivalents at end of period	$11,376	$3,058	$11,376	$3,058

Supplemental and non-cash disclosure of cash flow information:
Change in deferred stock-based compensation, net of terminations	$(1)	$(6)	$(9)	$(1,261)

CUTERA, INC.

CONSOLIDATED REVENUE HIGHLIGHTS

(in thousands, except percentage data)

(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2007	2006	Change	2007	2006	Change
Revenue By Geography:
United States	$17,747	$17,380	+2%	$48,717	$48,716	—%
International	10,396	7,679	+35%	26,556	21,495	+24%

	$28,143	$25,059	+12%	$75,273	$70,211	+7%

Revenue By Product Category:
Products	$19,633	$20,859	-6%	$55,644	$58,726	-5%
Product upgrades	5,019	1,584	+217%	9,839	4,293	+129%
Service	2,333	1,596	+46%	6,308	4,118	+53%
Titan refills	1,158	1,020	+14%	3,482	3,074	+13%

	$28,143	$25,059	+12%	$75,273	$70,211	+7%

CUTERA, INC.

NON-GAAP RECONCILIATION OF NET INCOME AND NET INCOME PER SHARE

(in thousands, except per share data)

(unaudited)

	Three Months Ended 9/30/2007	Nine Months Ended 9/30/2007
Net income	$3,092	$6,880

Non-GAAP adjustments to net loss:
Stock-based compensation (a)	1,517	4,305
Income tax effect of stock-based compensation (b)	(401)	(1,270)

Total non-GAAP adjustments to net loss	1,116	3,035

Non-GAAP net income	$4,208	$9,915

Diluted net income per share	$0.22	$0.48
Non-GAAP adjustments to diluted income per share
Stock-based compensation, net of income tax effect (a)(b)	0.08	0.21

Non-GAAP diluted net income per share	$0.30	$0.69

Weighted-average shares used to compute GAAP and Non-GAAP diluted net income per share	13,970	14,422

(a)	Includes all non-cash stock-based compensation charges recorded in accordance with SFAS 123 (R).
(b)	The income tax effect is based on the marginal tax impact of excluding the stock based compensation expenses from the tax provision.